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SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant / /
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/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material under Rule 14a-12
BROADVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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April 20, 2001

Dear Stockholder:

    On behalf of BroadVision, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 1:00 p.m. local time on Thursday, May 24, 2001, at The Fairmont Hotel, 950 Mason Street, San Francisco, California 94108. At the meeting, stockholders will be asked to (i) elect six directors to hold office until the 2002 Annual Meeting of Stockholders; (ii) increase the number of shares available under the Company's Equity Incentive Plan, as amended, by 12,000,000 shares; (iii) increase the number of shares available under the Company's Employee Stock Purchase Plan, as amended, by 1,500,000 shares; and (iv) ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the current fiscal year. The accompanying Notice and Proxy Statement describe those proposals.

    The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided whether or not you plan to attend the meeting. This will not limit your right to change your vote prior to or at the meeting.

    We appreciate your interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

Very truly yours,
Pehong Chen Chairman of the Board, President and Chief Executive Officer

BROADVISION, INC.
585 Broadway
Redwood City, CA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2001

TO THE STOCKHOLDERS OF BROADVISION, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BROADVISION, INC., a Delaware corporation (the "Company"), will be held on Thursday, May 24, 2001 at 1:00 p.m. local time at The Fairmont Hotel, 950 Mason Street, San Francisco, California 94108 for the following purposes:

1.
To elect directors to serve for the ensuing year and until their successors are elected.

2.
To approve the Company's Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 12,000,000 shares.

3.
To approve the Company's Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,500,000 shares.

4.
To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

5.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 2, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors
Pehong Chen Chairman of the Board, President and Chief Executive Officer

Redwood City, California
April 20, 2001

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

BROADVISION, INC.
585 Broadway
Redwood City, CA 94063

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 24, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of BroadVision, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 24, 2001, at 1:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Fairmont Hotel, 950 Mason Street, San Francisco, California 94108. The Company intends to mail this proxy statement and accompanying proxy card on or about April 20, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on April 2, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 2, 2001, the Company had outstanding and entitled to vote 272,102,531 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 585 Broadway, Redwood City, CA 94063, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 21, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of this year's Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

    The Board of Directors is presently composed of six members and there are six nominees for the seven seats presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, and each director was elected by the stockholders at the 2000 Annual Meeting of Stockholders.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

    The names of the nominees and certain information about them are set forth below:

Name	Age	Principal Occupation Position Held With The Company
Pehong Chen	43	Chairman of the Board of Directors, President and Chief Executive Officer
David L. Anderson	57	General Partner, Sutter Hill Ventures
Todd A. Garrett	59	Private Consultant and retired Senior Vice President and Chief Information Officer, Procter & Gamble Co.
Koh Boon Hwee	50	Executive Chairman, Wuthelam Group of Companies
Klaus Luft	59	President, Market Access for Technology Services GmbH
Carl Pascarella	58	President and Chief Executive Officer of Visa USA

    Pehong Chen has served as Chairman of the Board, Chief Executive Officer and President of the Company since its incorporation in May 1993. From 1992 to 1993, Dr. Chen served as the Vice President of Multimedia Technology at Sybase, a supplier of client-server software products. Dr. Chen founded and, from 1989 to 1992, served as President of Gain Technology, a provider of multimedia applications development systems, which was acquired by Sybase. Dr. Chen currently serves on the Board of Directors of SINA.com and Tumbleweed Communications Corp. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.

    David L. Anderson has served as a director of the Company since November 1993. Since 1974, Mr. Anderson has been a managing director of Sutter Hill Ventures, a venture capital investment firm. Mr. Anderson currently serves on the Board of Directors of Dionex Corporation and Molecular Devices Corporation. He holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard University.

    Todd A. Garrett has served as director of the Company since January 1999. Mr. Garrett is currently a private consultant. In 1999, Mr. Garrett retired from Procter & Gamble Company where he held various key executive positions within the company since joining it in 1985. These positions included: Vice President, Asia/Pacific; Vice President, U.S. Beauty Care; Group President, President of Worldwide Strategic Planning, Beauty Care Products and Senior Vice President. In October 1996, he was appointed to the post of Chief Information Officer. Mr. Garrett holds a B.A. from the University of Rochester and an M.B.A. from Xavier University.

    Koh Boon Hwee has served as a director of the Company since February 1996. Since 1991, Mr. Koh has been Executive Chairman of the Wuthelam Group of Companies, a diversified Singapore company with subsidiaries engaged in, among other things, real estate development, hotel management and high technology. Since 1992, he has also served as Chairman of the Board of Singapore Telecommunications, Ltd. Mr. Koh currently serves on the Board of Directors of QAD Inc. Mr. Koh holds a B.S. in Mechanical Engineering from the University of London and an M.B.A. from Harvard University.

    Klaus Luft has served as a director of the Company since February 2000. Mr. Luft is the founder, owner and President of MATCH (Market Access for Technology Services GmbH), a private company in Munich, Germany that provides sales and marketing services to high technology companies. He is also the founder and Chairman of the supervisory board of Artedona AG, a privately held e-commerce company established in 1999 and headquartered in Munich. Since August 1990, Mr. Luft has served as Vice Chairman and International Advisor to Goldman Sachs Europe Limited. He also serves on the Board of Directors of Dell Computer Corporation and Sagent Technology Inc. Mr. Luft is a member of the International Advisory Board of the Business School of International University of Germany. Mr. Luft received his German Arbitur in Bruchsal, Germany.

    Carl Pascarella has served as a director of the Company since September 1997. Since August 1993, Mr. Pascarella has been President and Chief Executive Officer of Visa USA. From January 1983 to August 1993, he was Assistant Chief General Manager of the Asia-Pacific region of Visa USA. Before joining Visa USA, Mr. Pascarella was Vice President of the International Division of Crocker National Bank. He also served as Vice President of Metropolitan Bank at BankersTrust Company. Mr. Pascarella holds a B.A. from the University of Buffalo and an M.B.A. from Harvard University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 2000, the Board of Directors held four meetings and acted by unanimous written consent four times. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is presently composed of three non-employee directors: Messrs. Yogen K. Dalal (who is not standing for re-election, as described below), Garrett and Luft. The Committee met three times during such fiscal year. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A. Mr. Dalal is not standing for re-election to the Board and, as a result, will not be a member of the Audit Committee after this Annual Meeting. The Board intends to name another person to the Audit Committee before June 14, 2001.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is presently composed of three non-employee directors: Messrs. Anderson, Koh and Pascarella. The Compensation Committee met once and acted by unanimous written consent four times during 2000.

    The Non-Officer Option Committee, established in May 1997, awards stock options to non-officer employees or consultants, not to exceed 90,000 shares per non-officer employee or consultant per fiscal year, at or after the hiring of such employee or consultant. Generally, the Non-Officer Option Committee acted by written consent at or after the hiring of each new employee or consultant to grant options to such employee or consultant. The sole member of the Non-Officer Option Committee is Dr. Chen.

    During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, which include the consolidated balance sheets of the Company as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, 1999 and 1998 and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REVIEW WITH MANAGEMENT

    The audit committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

    The audit committee has discussed with Arthur Andersen LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

    The audit committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with Arthur Andersen LLP its independence from the Company.

CONCLUSION

    Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

AUDIT COMMITTEE
Yogen K. Dalal
Todd A. Garrett
Klaus Luft

PROPOSAL 2

INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE EQUITY INCENTIVE PLAN

    In April 1996, the Board of Directors adopted, and the stockholders subsequently approved, the Company's Equity Incentive Plan (the "Incentive Plan"). Originally, there were 45,000,000 shares of the Company's Common Stock authorized for issuance under the Incentive Plan. In March 1998, the Board approved, and the stockholders subsequently approved, an amendment to the Incentive Plan to increase the number of shares authorized for issuance under the Incentive Plan from a total of 45,000,000 shares to 53,775,000 shares of Common Stock. In February 1999, the Board approved, and the stockholders subsequently approved, an amendment to the Incentive Plan to increase the number of shares authorized for issuance under the Incentive Plan from a total of 53,775,000 shares to 61,875,000 shares of Common Stock. In August 1999, the Board approved, and the stockholders subsequently approved, an amendment to the Incentive Plan to increase the number of shares authorized for issuance under the Incentive Plan from a total of 61,875,000 shares to 70,875,000 shares of Common Stock. In February 2000, the Board approved, and the stockholders subsequently approved, an amendment to the Incentive Plan to increase the number of shares authorized for issuance under the Incentive Plan from a total of 70,875,000 shares to 84,000,000 shares of Common Stock.

    In February 2001, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Incentive Plan from a total of 84,000,000 shares to 96,000,000 shares of Common Stock. The Board adopted this amendment to ensure that the Company can continue to grant stock awards to employees, directors and consultants at levels determined appropriate by the Board, the Compensation Committee and the Non-Officer Stock Option Committee.

    As of April 5, 2001, options (net of canceled or expired options and net of shares repurchased) covering an aggregate of 75,966,989 shares of the Company's Common Stock had been granted under the Incentive Plan, and 8,033,011 shares (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of options or repurchase of shares in accordance with the Incentive Plan) remained available for future grant under the Incentive Plan. During the last fiscal year, under the Incentive Plan, the Company granted to all current executive officers as a group options to purchase 550,000 shares at exercise prices of $26.875 to $49.94 per share and to all employees (excluding executive officers) as a group options to purchase 18,355,613 shares at exercise prices of $18.25 to $52.8125 share.

    In February 2000, the Board adopted the Company's 2000 Non-Officer Stock Option Plan (the "Non-Officer Option Plan"), which provides for the grant of nonstatutory stock options to employees and consultants of the Company. The Non-Officer Plan authorized the issuance of 6,000,000 shares of the Company's Common Stock. Only employees of the Company who are not officers or directors are eligible to receive options under the Non-Officer Plan, unless the option is an inducement essential to an officer's entering into an employment contract with the Company. Options granted under the Non-Officer Plan are not intended by the Company to qualify as incentive stock options under the Code. As of April 5, 2001, options to purchase 4,483,565 shares had been granted under the Non-Officer Plan and 1,516,435 shares remained available for future grant under the Non-Officer Plan. As of April 5, 2001, options to purchase a total of 19,983,495 shares had been granted outside of the Incentive Plan and the Non-Officer Plan, of which options covering 17,973,653 shares were outstanding.

    Stockholders are requested in this Proposal 2 to approve the Incentive Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan, as amended. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the Incentive Plan, as amended to date are outlined below:

GENERAL

    The Incentive Plan provides for the grant of both incentive and nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively, "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

    The Incentive Plan was adopted to provide a means by which selected employees and directors of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. As of April 1, 2001, all of the Company's approximately 2,182 employees and consultants were eligible to participate in the Incentive Plan.

ADMINISTRATION

    The Incentive Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Incentive Plan and, subject to the provisions of the Incentive Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the Incentive Plan to a committee composed of one or more members of the Board. The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself. In addition, the Incentive Plan provides that, in the Board's discretion, directors who grant options to employees covered under Section 162(m) of the Code ("Section 162(m)") generally will be "outside directors" as defined in

Section 162(m). See "Federal Income Tax Information" below for a discussion of the application of Section 162(m).

ELIGIBILITY

    Incentive stock options may be granted under the Incentive Plan only to selected employees (including officers) of the Company and its affiliates. Selected employees (including officers), directors and consultants are eligible to receive all other types of awards under the Incentive Plan.

    No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, for incentive stock options granted under the Incentive Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

    No person may be granted options under the Incentive Plan during any calendar year to purchase in excess of 6,300,000 shares of Common Stock. This limitation permits the Company under Section 162(m) to continue to be able to deduct as a business expense certain compensation attributable to the exercise of options granted under the Incentive Plan. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m).

STOCK SUBJECT TO THE INCENTIVE PLAN

    The shares subject to the Incentive Plan may be unissued shares or reacquired shares, bought on the market or otherwise. If options granted under the Incentive Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Incentive Plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    Exercise Price; Payment.  The exercise price of incentive stock options under the Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the Incentive Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below fair market value of the stock, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." As of April 5, 2001, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $3.0625 per share.

    The exercise price of options granted under the Incentive Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

    Option Exercise.  Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by most currently outstanding options under the Incentive Plan typically vest at the rate of 1/60th per month (20% per year) with one-year cliff vesting, during the optionee's employment or services as a consultant. Beginning in January 2001, the standard vesting rate was reduced to 1/48 per month (25% per year) with one-year cliff vesting for options granted in connection with the initial hiring of the employee. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an agreement that allows the Company to repurchase shares not yet vested at his/her exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

    Term.  The maximum term of options under the Incentive Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan terminate three months after termination of the optionee's employment or relationship as a consultant to the Company or any affiliate of the Company, unless (a) such termination is due to such person's disability, in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant to the Company or any affiliate of the Company, or within a period specified in the option after termination of such relationship, in which case the option may, but need not, provide that it may be exercised within 18 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The post termination exercise period may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

    Payment.  The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

    The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board.

    Vesting.  Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the Incentive Plan or subject to any awards granted under the Incentive Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Incentive Plan and awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares that may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding awards.

EFFECT OF CERTAIN CORPORATE EVENTS

    The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, any surviving corporation will be required to either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan, or such outstanding awards will continue in full force and effect. In the event that any surviving corporation declines to assume awards outstanding under the Incentive Plan, or to substitute similar awards, then the time during which such awards may be exercised will be accelerated and the awards terminated if not exercised during such time. The acceleration of awards in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on April 15, 2006.

    The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) increase the number of shares reserved for issuance; (b) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy the requirements of Section 422 of the Code, if applicable); or (c) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or to satisfy the requirements of Section 422 of the Code or any Nasdaq or securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

    Under the Incentive Plan, an incentive stock option may not be transferred by the optionee other than by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except as provided in the nonstatutory stock option agreement, or if such agreement does not provide for transferability, then by will or by the laws of descent and distribution. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company may be subject to restrictions on transfer which the Board deems appropriate. Rights under a stock bonus or restricted stock bonus agreement may be transferred only as provided in the terms of the applicable agreement.

FEDERAL INCOME TAX INFORMATION

    Incentive Stock Options.  Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on the disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee holds the stock. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    Nonstatutory Stock Options.  Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term capital gain depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    Potential Limitation on Company Deductions.  Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 per covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

PROPOSAL 3

INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER
THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

    In April 1996, the Board of Directors adopted the Employee Stock Purchase Plan (the "Purchase Plan") authorizing the issuance of 5,400,000 shares of the Company's Common Stock. The stockholders of the Company approved the adoption of the Purchase Plan in June 1996. In March 1998, the Board of Directors of the Company approved, and the stockholders subsequently approved, an amendment to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan from 5,400,000 shares to 7,200,000 shares of Common Stock. In February 1999, the Board of Directors approved, and the stockholders subsequently approved, an amendment to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan from 7,200,000 to 9,900,000. As of April 5, 2001, an aggregate of 7,122,835 shares had been issued under the Purchase Plan and 2,777,165 shares remained for future issuance under the Purchase Plan. During the last fiscal year, shares were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows: all current executive officers as a group, 6,566 shares ($7.52), and all employees (excluding executive officers) as a group, 890,736 shares ($12.30).

    In February 2001, the Board approved an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan from a total of 9,900,000 shares to a total of 11,400,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board.

    Stockholders are requested in this Proposal 3 to approve the increase of shares available under the Purchase Plan by 1,500,000 from 9,900,000 shares to 11,400,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the increase of authorized shares under the Purchase Plan. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

The essential features of the Purchase Plan, as amended, are outlined below.

Purpose

    The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. As of April 1, 2001, all of the Company's approximately 2,182 current employees except Dr. Chen are eligible to participate in the Purchase Plan. The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

Administration

    The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has the power to delegate administration of the Purchase Plan to a committee of not less than two Board members. The Board may abolish any such committee at any time and revest in itself the administration of the Purchase Plan.

Offerings

    The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board.

Eligibility

    Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan.

    Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him or her to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

Participation in the Purchase Plan

    Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, or as determined by the Board for new employees, an agreement authorizing payroll deductions of up to 15% of such employees' total compensation during the purchase period.

Purchase Price

    The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or (b) 85% of the fair market value of a share of Common Stock on the last day of any purchase date.

Payment of Purchase Price; Payroll Deductions

    The amount used to pay the purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the purchase period, a participant may reduce or terminate his or her payroll deductions. A participant may increase or begin such payroll deductions after the beginning of any purchase period, as specified by the Board. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

Purchase of Stock

    By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number specified in the Purchase Plan, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

Withdrawal

    A participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period.

    Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

    Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of stock.

Restrictions on Transfer

    Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

    The Board may suspend, terminate or amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan, or (c) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act or Section 423 of the Code.

    Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted.

Effect of Certain Corporate Events

    In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to any such event.

Stock Subject to Purchase Plan

    If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

Federal Income Tax Information

    Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

    A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchase shares.

    If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a capital gain or loss. Capital gains are generally subject to lower tax rates than ordinary income.

    If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date.

    There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation).

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since December 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP accounting firm. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

    AUDIT FEES.  During the fiscal year ended December 31, 2000, the aggregate fees billed by Arthur Andersen LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements by was $261,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.  During the fiscal year ended December 31, 2000, Arthur Andersen LLP did not provide the Company with any consulting for information technology systems design and implementation.

    ALL OTHER FEES.  During the fiscal year ended December 31, 2000, the aggregate fees billed by Arthur Andersen LLP for professional services other than audit and information technology consulting fees was $272,850.

    The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by Arthur Andersen LLP is compatible with maintaining the auditor's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 15, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares(#)	Percent of Total(%)
Pehong Chen (2)	57,375,000	20.4%
James Thanos (3)	2,288,600	*
Koh Boon Hwee (4)	1,701,972	*
David L. Anderson (5)	1,671,415	*
Randall C. Bolten (6)	1,661,239	*
Clark W. Catelain	1,124,100	*
Nancy Mills-Turner (7)	920,600	*
Yogen K. Dalal (8)	599,701	*
Todd A. Garrett (9)	480,000	*
Carl Pascarella (10)	450,000	*
Chris M. Grejtak (11)	330,000	*
Klaus Luft (12)	240,000	*
Jamie Ellerston	78,630	*
All Current Directors and Executive Officers as a group (11 persons) (13)	67,718,527	23.6%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 272,014,675 shares outstanding on March 15, 2001, adjusted as required by rules promulgated by the SEC. Our directors and executive officers can be reached at BroadVision, Inc., 585 Broadway, Redwood City, CA 94063.

(2)
Includes 32,160,000 shares held in trust by Dr. Chen and his wife for their benefit and 9,000,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2001, subject to repurchase of unvested shares. Excludes 2,700,000 shares of Common Stock held in trust by independent trustees for the benefit of Dr. Chen's children.

(3)
Includes 64,947 shares of Common Stock held in a family trust by Mr. Thanos and his wife and 2,223,653 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2001, subject to repurchase of unvested shares.

(4)
Includes 540,000 shares of Common Stock held by Seven Seas Group Ltd., in which Mr. Koh holds a controlling interest, and 450,000 shares of Common Stock issuable upon the exercise of a stock option exercisable within 60 days of March 15, 2001, subject to repurchase of unvested shares.

(5)
Includes 1,215,785 shares of Common Stock held in a retirement trust over which Mr. Anderson exercises voting and investing power. Includes 277,505 shares of Common Stock owned by Anvest L.P.,

  over which Mr. Anderson exercises voting and investing power. Mr. Anderson disclaims beneficial ownership of the shares of Common Stock held by the other persons and entities associated with Sutter Hill, except to the extent of his pecuniary interest therein. Includes 178,125 shares of Common Stock issuable upon the exercise of a stock option exercisable within 60 days of March 15, 2001, subject to repurchase of unvested shares.

(6)
Includes 1,359,482 shares of Common Stock held in trust by Mr. Bolten and his wife for their benefit and 301,757 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2001, subject to repurchase of unvested shares.

(7)
Includes 920,600 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2001, subject to repurchase of unvested shares.

(8)
Includes 118,597 shares of Common Stock held in a family trust over which Dr. Dalal exercises voting and investing power. Includes 22,500 shares of Common Stock held in a retirement trust over which Dr. Dalal exercises voting and investing power, and 450,000 shares of Common Stock issuable upon the exercise of a stock option exercisable within 60 days of March 15, 2001, subject to repurchase of unvested shares.

(9)
Includes 480,000 shares of Common Stock issuable upon the exercise of a stock option exercisable within 60 days of March 15, 2001, subject to repurchase of unvested shares.

(10)
Includes 450,000 shares of Common Stock issuable upon the exercise of a stock option exercisable within 60 days of March 15, 2001, subject to repurchase of unvested shares.

(11)
Includes 330,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2001, subject to repurchase of unvested shares.

(12)
Includes 240,000 shares of Common Stock issuable upon the exercise of a stock option exercisable within 60 days of March 15, 2001, subject to repurchase of unvested shares.

(13)
Includes the information contained in the notes above, as applicable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows: two reports covering an aggregate of four transactions by Mr. Catelain were filed late; one report covering an aggregate of five transactions by Mr. Garrett were filed late; one report covering two transactions by Ms. Mills-Turner were filed late; and two reports covering an aggregate of nine transactions by Mr. Thanos were filed late.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Directors currently do not receive any cash compensation from the Company for their services as members of the Board of Directors, although they are reimbursed for certain expenses incurred in connection with attendance of Board and Committee meetings.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

    The following table shows for the fiscal years December 31, 1998, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, its three most highly compensated executive officers at December 31, 2000 and two other executive officers who would have been among the most highly compensated executive officers at December 31, 2000 had their employment not terminated during 2000 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

		Annual Compensation (1)			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Annual Bonus ($)	Other Compensation	Securities Underlying Options (#)
Pehong Chen Chairman of the Board, President and Chief Executive Officer	2000 1999 1998	$341,688 246,034 200,000	$25,000 106,250 75,000	— —	— 4,500,000 —
Randall C. Bolten Chief Financial Officer and Executive Vice President, Operations	2000 1999 1998	215,783 170,456 154,008	45,000 37,500 36,000	$8,676 — —	50,000 180,000 351,000
Clark W. Catelain (2) Executive Vice President, Engineering	2000 1999 1998	217,086 188,308 170,000	49,167 40,000 36,000	8,929 — —	— 180,000 531,000
Jaime Ellertson (3) Executive Vice President, Worldwide Strategy Office	2000 1999 1998	277,534 — —	210,000 — —	— — —	820,000 — —
Nancy Mills-Turner (4) Executive Vice President and General Manager, Worldwide Products Organization	2000 1999 1998	240,000 68,307 —	152,250 2,500 —	8,676 — —	200,000 960,000 —
James Thanos (4) Executive Vice President and General Manager, Worldwide Field Operations	2000 1999 1998	238,167 209,750 167,133	460,894 85,000 86,667	124,951 282,570 —	300,000 600,000 2,702,700

(1)
Includes amounts earned but deferred at the election of the Named Executive Officers under the Company's 401(k) plan.

(2)
Employment as an executive officer of the Company ended December 31, 2000.

(3)
Became an executive officer in 2000 through the Company's acquisition of Interleaf, Inc. and is no longer an executive officer as his employment with the Company terminated in 2000.

(4)
Became an executive officer in 2000.

STOCK OPTION GRANTS AND EXERCISES

    The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal 2000(%)(1)				Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term(3)
	Number of Securities Underlying Options Granted
			Exercise Price Per Share ($/Sh)(2)
				Expiration Date
Name						5% ($)		10% ($)
Pehong Chen (4)	0	—	—	—		—		—
Randall C. Bolten (4)	50,000	0.2%	$26.88	4/17/10		845,234		2,141,990
Clark W. Catelain	0	—	—	—		—		—
Jaime Ellertson (4)	820,000	4.3%	$26.88	11/27/01	(5)	—	(5)	—	(5)
Nancy Mills-Turner (4)	200,000	1.0%	$49.94	7/16/10		6,281,400		15,918,300
James Thanos (4)	300,000	1.6%	$42.44	1/31/10		8,077,086		20,291,529

(1)
Based on options to purchase 18,905,613 shares granted in 2000. Does not include any options assumed by the Company that had been granted by Interleaf, Inc. prior to its acquisition by the Company.

(2)
The exercise price per share of each option was equal to the closing sales price of the Common Stock as quoted on the Nasdaq Stock Market's National System on the day prior to the date of grant.

(3)
The potential realizable value is based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock. The 5% and 10% columns represent assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

(4)
The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment, is immediately exercisable and vests over a 60-month period, with 20% of the shares vesting after one year, and 1/60 of the shares vesting each month thereafter. The options will fully vest in the event of dissolution or liquidation or other corporate reorganization, unless the acquiring company assumes the options or substitutes similar options.

(5)
Mr. Ellertson's employment with the Company ended on November 27, 2000. None of his options were vested as of that date and therefore all such options were cancelled as of that date.

FISCAL YEAR-END OPTION VALUES OF UNEXERCISED OPTIONS

			Number of Securities Underlying Unexercised Options at December 31, 2000 (2)
	Shares Acquired on Exercise (#)				Value of Unexercised In- The-Money Options at December 31, 2000 (3)
		Value Realized (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Pehong Chen	—	—	9,000,000	—	$84,437,550	$—
Randall C. Bolten (4)	69,000	$2,600,437	301,757	—	$2,608,175	$—
Clark W. Catelain	161,100	$6,653,662	705,300	—	$7,819,451	$—
Jaime Ellertson	103,630	$2,850,040	251,532	—	$2,775,393	$—
Nancy Mills-Turner	180,000	$4,160,628	920,600	—	—	$—
James Thanos (4)	416,947	$16,656,779	2,223,653	—	$20,675,973	$—

(1)
Value received is based on the per share deemed values of the Company's Common Stock on the date of exercise, determined after the date of grant solely for financial accounting purposes, minus the exercise price, without taking into account any taxes that may be payable in connection the transaction.

(2)
Reflects vested and unvested shares at December 31, 2000. Options granted are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment.

(3)
Based on the fair market value of the Company's Common Stock at December 31, 2000 ($12.9375) minus the exercise price of the options.

(4)
Reflects shares acquired upon the early exercise of stock options, some of which are subject to a right of repurchase by the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is composed of the non-employee directors identified at the end of this report. None of these non-employee directors has any interlocking or other type of relationship that would call into question his independence as a committee member. The Committee is responsible for setting and administering the policies which govern annual performance, and determines the compensation of the Chief Executive Officer and other executive officers of the Company.

Compensation Philosophy

    The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to ensure a direct relationship between executive pay and stockholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. During 2000, the Company used base salary, annual incentives and long-term incentives under the Incentive Plan to achieve these objectives. In carrying out these objectives, the Committee considers the following:

  •
  The level of compensation paid to executive officers in positions of companies similarly situated in size and products. To ensure that pay is competitive, the Committee, from time to time, compares the Company's executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. Compensation surveys used by the Company typically include public and private companies comparable in size, products or industry to the Company.

  •
  The individual performance of each executive officer. Individual performance includes meeting individual performance objectives, demonstration of job knowledge, skills, teamwork and acceptance of the Company's core values.

  •
  Corporate performance, which is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting the Company's objectives and goals as typically reflected in the annual operating plan.

  •
  The responsibility and authority of each position relative to other positions within the Company.

    The Committee does not quantitatively weigh these factors but considers all of these factors as a whole in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation follows.

Base Salary

    Base salaries are established for each executive officer at levels that are intended to be competitive with salaries for comparable positions at other software and computer industry companies of similar size and products. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting periodic compensation reviews, the Committee considers each individual executive officer's achievements in meeting Company financial and business objectives during the prior fiscal year, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. The Committee periodically considers the low, midpoint and upper ranges of base salaries published by compensation surveys in establishing base salaries of each executive officer.

Annual Incentive

    Annual bonus incentives for executives are intended to reflect the Company's belief that management's contribution to stockholder returns comes from achieving operating results that maximize the Company's earnings and cash flow over a multi-year time horizon. The Company believes that the achievement of its performance objectives depends on (i) its ability to deliver outstanding products and services to its customers, (ii) its success in establishing and maintaining a position of strength in its chosen markets and (iii) its short-and long-term profitability, as well as the quality of that profitability. For purposes of annual incentive compensation, progress toward these performance objectives is measured against the results anticipated in the Company's annual operating plan, which is approved by the Board of Directors.

    The 2000 incentive compensation for executive officers other than the Chief Executive Officer was based in part on the achievement of total Company results consistent with the Company's 2000 operating plan, as well as achievement of other objectives in the 2000 operating plan specific to such officers' individual areas of management responsibility.

    The Company believes that this incentive compensation structure closely links the incentives paid to its executives with the results necessary to create long-term value for stockholders.

Long-Term Incentive

    The Committee also endorses the position that stock ownership by management is beneficial in aligning management and stockholder interests in enhancing stockholder value. In that regard, stock options also are used to retain executives and motivate results to improve long-term stock market performance. Stock options are granted at the prevailing market value and will have value only if the Company's stock price increases. As part of its periodic review of compensation, the Compensation Committee reviews the stock option holdings of the Company's officers and senior executives, and recommends additional stock option grants as appropriate.

    The Committee determines the number of options to be granted to executive management based on (i) competitive practice within the comparison group used in determining base salary, (ii) historical performance of the executive and (iii) the amount of prior grants held by the executives, as well as the number of vested versus unvested options. When using comparative data, the Company targets its option grants in the mid to high range of comparable companies.

    Section 162(m) limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1.0 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant are considered to be "performance-based compensation."

CEO Compensation For the Fiscal Year ended December 31, 2000.

    Dr. Chen served as Chairman, President and Chief Executive Officer throughout the year, and he continues to hold such offices.

    Dr. Chen's base salary, annual incentives and long-term incentives were determined in accordance with the criteria described in the "Base Salary," "Annual Incentive" and "Long-Term Incentive" sections of this report. Dr. Chen's base salary in 2000 was $341,668. See "Summary Compensation Table." This amount, together with a potential annual incentive tied to the achievement of 2000 revenue and net income targets, was estimated to provide an annual cash compensation level which would be competitive with the mid to high range of compensation paid by comparable software companies. Based on Dr. Chen's and the Company's operating performance in 2000, Dr. Chen earned an incentive bonus of $25,000.

    Conclusion: Through the plans described above, a significant portion of the Company's executive compensation programs and Dr. Chen's compensation are contingent on Company performance and realization of benefits closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE
David L. Anderson
Koh Boon Hwee
Carl Pascarella

PERFORMANCE MEASUREMENT COMPARISON(1)

(1)
This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    The following graph shows the total stockholder return from the Company's initial public offering on December 31, 1996 through December 31, 2000 of an investment of $100 in cash on December 31, 1996 for (i) the Company's Common Stock, (ii) Nasdaq Index and (iii) JP Morgan H&Q Internet Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

COMPARISON OF 4 YEAR CUMULATIVE TOTAL RETURN*

    AMONG BROADVISION, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JP MORGAN H & Q INTERNET 100 INDEX

CERTAIN TRANSACTIONS

    The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under California law and the Company's Bylaws.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Scott C. Neely Secretary of the Company

April 20, 2001

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

PURPOSE AND POLICY

    The Audit Committee of BroadVision, Inc. (the "Company") shall provide assistance and guidance to the Board of Directors of the Company in fulfilling its oversight responsibilities to the Company's stockholders with respect to the Company's corporate accounting and reporting practices as well as the quality and integrity of the Company's financial statements and reports. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the independent auditors, the Company's financial management and internal auditors.

COMPOSITION AND ORGANIZATION

    The Audit Committee shall consist of at least three members of the Board of Directors or such other number as shall be proscribed by the Securities Exchange Commission or the Nasdaq Stock Market, Inc. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market.

    The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

RESPONSIBILITIES

    In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Committee shall be charged with the following functions:

    1.  To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

    2.  To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

    3.  To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, to recommend that the Board replace the independent auditors.

    4.  To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

    5.  To review, upon completion of the audit, the financial statements to be included in the Company's Annual Report on Form 10-K.

    6.  To discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial

A-1

statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

    7.  To evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

    8.  To confer with the independent auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect.

    9.  To confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

    10. To review with counsel any significant regulatory or other legal matters that could have a material impact on the Company's financial statements, compliance programs and policies, if, in the judgment of the Audit Committee, such review is necessary or appropriate.

    11. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

    12. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    13. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

    14. To report to the Board of Directors from time to time or whenever it shall be called upon to do so.

    15. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

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BROADVISION, INC.
Proxy for Annual Meeting of Stockholders

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2001

    The undersigned hereby appoints Pehong Chen, Randall C. Bolten and Scott C. Neely, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of BroadVision, Inc., a Delaware corporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Fairmont Hotel, 950 Mason Street, San Francisco, California 94108 on Thursday, May 24, 2001 at 1:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE

/*\ FOLD AND DETACH HERE /*\

Broadvision, Inc.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /*/

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

Proposal 1:	To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected.	FOR all nominees listed below (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed below.
NOMINEES:	(01) Pehong Chen, (02) David L. Anderson, (03) Todd A. Garrett, (04) Koh Boon Hwee, (05) Klaus Luft and (06) Carl Pascarella	/ /	/ /
To withhold authority to vote for any nominee(s), write such nominee's(s') name below

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4.

Proposal 2:	To approve the Company's Equity Incentive Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 12,000,000 shares.	For / /	Against / /	Abstain / /
Proposal 3:	To approve the Company's Employee Stock Purchase Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,500,000 shares.	For / /	Against / /	Abstain / /
Proposal 4:	To ratify selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.	For / /	Against / /	Abstain / /

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Date	2001

Signature	Date	2001

/*\ FOLD AND DETACH HERE /*\

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2
PROPOSAL 3
PROPOSAL 4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS AND EXERCISES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPARISON OF 4 YEAR CUMULATIVE TOTAL RETURN*
CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2001